March 6, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Aegis Funds

File no. 811-21399

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Aegis Value Fund, a series of Aegis Funds dated March 6, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP